EXHIBIT 10.85

FINANCIAL SERVICES CONSULTING AGREEMENT

This Financial Services Consulting Agreement (the “Agreement”) is entered into this 15th Day of July 2008 by and between Imaging Diagnostic Systems, Inc.( the “Company” or “IDSI”), a Florida corporation and R.H. Barsom Company, Inc., Richard E. Barsom (the “Consultant”), a New York corporation.

RECITALS:
A. Consultant to increase investment in the Company in order to grow the Company's market capitalization and increase qualified investor interest by means of investor relation services and to provide guidance and assistance in available alternatives to maximize shareholder value (the “Services”).

B. The Company desires to obtain the assistance of Consultant, and Consultant is willing to provide such assistance, with respect to the Services.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and Consultant hereby agrees as follows:

TERMS:
1. Appointment as Consultant / Scope of Services.  The Company hereby engages Consultant as a consultant in connection with the Services.  Consultant hereby agrees to perform such consulting services upon the terms and conditions hereinafter set forth.

2. Term.  The term (“Term”) of this Agreement shall commence on the date hereof and continue for six (6) months.  At the conclusion of the first three (3) months of the Term, no additional payments will be made to the Consultant unless Company agrees to continue after an evaluation of the previous three (3) months services provided by the Consultant.  If, after the first three (3) months of the term, the Company determines that the services performed by the Consultant were ineffective or insufficient, the Company shall notify the Consultant as per paragraph 9, Notices; and upon receipt of such notice, the Consultant hereby agrees to return the 2,500,000 share certificate to the Company for cancellation.

3. Services of the Consultant.  Consultant agrees that during the term of this agreement, unless this agreement is sooner terminated pursuant to its terms, Consultant shall perform the Services.  The parties agree that the general terms and conditions of this agreement will govern the Consultant’s work.  The services performed by Consultant may be performed at days and times, and in the order and sequence, as consultant deems desirable. "Consultant" is not a registered broker dealer or associated person of such, and is not purporting to act in any capacity requiring registration as a broker dealer or associated person.

4. Compensation and Fees.  As consideration for Consultant entering into this Agreement, the Company agrees to pay and deliver to Consultant the following consideration:

Certificates representing an aggregate of five million (5,000,000) shares of restricted common stock (“Shares”).  Shares are payable in two payments:  The first payment of two million five hundred thousand (2,500,000) restricted shares is due on the date hereof, and the second payment of two million five hundred thousand (2,500,000) restricted shares is due three (3) months after the date hereof.  The Company will register as soon as practicable the aggregate of five million (5,000,000) shares in an S-1 Registration Statement.  The Shares shall be issued to:
To:          Richard E. Barsom
324 East 77th St
New York, NY 10075

5. Arbitration. All fees are returned if the services do not meet with evaluation by the company and the consultant. All within the agreement herein .The parties shall resolve any disputes arising hereunder before a panel of one arbitrator selected to pursuant to and run in accordance with the rules of the American Arbitration Association.  The arbitration shall be held in New York, New York.  Each party shall bear their own attorneys fees and costs of such arbitration.  Disputes under this agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of New York. The successful party in the arbitration proceedings shall be entitled to an award of reasonable attorneys’ fees and costs from the Arbitrators.

6. Obligations of the Company. The Company hereby agrees to cooperate with the Consultant and to provide Consultant with access to all information reasonably requested by Consultant related to the services.

7. Representations and Warranties of the Consultant. Consultant hereby represents and warrants as of the date hereof each of the following: Consultant has the requisite power and authority to enter into this agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by Consultant and the consummation by Consultant of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of the Consultant is necessary to authorize this agreement and such transaction.

8. Representations and Warranties of the Company.  Company hereby represents and warrants as of the date hereof each of the following:

(a)  The Company has the requisite corporate power and authority to enter into the agreement and to carry out its obligations hereunder.

(b)  The execution and delivery of this agreement by the Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this agreement and such transaction.

9.  Notices.  Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, (iii) facsimile transmission or by e-mail with an original mailed by first class mail, postage prepaid, addressed as follows:

If to the Company:                                               Imaging Diagnostic Systems, Inc.
Attention: Linda Grable
6531 N.W. 18th Court
Plantation, FL 33313
Facsimile No.: (954) 581-0555

If to Consultant:                                                   R.H. Barsom Company Inc.
        Attention: Richard E. Barsom
                324 East 77th Street
                New York, NY 10075
Facsimile No.: (212) 717-0207

or in each case to such other address, facsimile number, or e-mail as shall have last been furnished by like notice.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile or e-mail shall be deemed to have been given as of the date sent by facsimile or e-mail if a copy of such notice is also mailed by first class mail on the date sent by facsimile or e-mail; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

10.  Independent Contractor.  In its performance hereunder, Consultant and its agents shall be an independent contractor.  Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of IDSI, except as to the results of the work.  The Company acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to IDSI at any specific time, or in any specific place or manner.  Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

11.  Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

Imaging Diagnostic Systems, Inc.	R.H. Barsom Company Inc.

Signature: /s/ Linda B. Grable	Signature: /s/ Richard E. Barsom
Print name: Linda B. Grable	Print name: Richard E. Barsom
Print title: Interim CEO and Chairman of the Board	Print title: President

Signature: /s/ Allan L. Schwartz
Print name: Allan L. Schwartz
Print title: Executive Vice President and Chief Financial Officer